UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2011

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Modifications to Senior Credit Facilities

On October 5, 2011, SPX Corporation (“SPX”) and certain of its subsidiaries (together with SPX, “we” or “us”) modified its existing senior credit facilities, established on June 30, 2011 (the “Existing Credit Facilities”).

Term Loans.  We obtained additional committed senior secured financing, provided by a syndicate of lenders for which Bank of America, N.A. is serving as administrative agent (the “Administrative Agent”), in an aggregate amount of $800 million, consisting of the following:

•                  A delayed draw incremental term loan, in an aggregate principal amount of $300 million,  repayable in full on the date that is 18 months after the date of its funding (the “Term Loan X”); and

•                  A delayed draw incremental term loan, in an aggregate principal amount of $500 million, repayable in quarterly installments (with annual total amortization as a percentage of the initial principal amount of 0% for 2011 and 2012, 5% for 2013, 15% for 2014 and 20% for 2015, together with a single quarterly payment of 5% at the end of the first fiscal quarter of 2016), with the remaining balance repayable in full on June 30, 2016 (the “Term Loan A” and, together with the Term Loan X, the “Term Loans”).

The proceeds of the Term Loans will be used as part of the consideration to consummate the previously-announced acquisition of Clyde Union (Holdings) S.À R.L. (the “Clyde Union Acquisition”) and may be used to repay debt outstanding at the time of funding.

SPX may borrow the Term Loans in a single drawing on or before December 31, 2011.  If we do not consummate the Clyde Union Acquisition substantially contemporaneously with such borrowing, we are required to maintain the proceeds of the Term Loans in a cash collateral account with the Administrative Agent until used for the Clyde Union Acquisition.   Drawing the Term Loans is subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties.  We are required to repay the Term Loans in full if we do not consummate the Clyde Union Acquisition.

The interest rates applicable to the Term Loans are, at our option, equal to either (x) an alternate base rate (the highest of (a) the federal funds effective rate plus 0.5%, (b) the prime rate of the Administrative Agent and (c) the one-month LIBOR rate plus 1.0%) or (y) a reserve adjusted LIBOR rate for dollars (Eurodollar) plus, in each case, an applicable margin percentage, which varies based on our Consolidated Leverage Ratio (as defined in the credit agreement generally as the ratio of consolidated total debt (excluding the face amount of undrawn letters of credit, bank undertakings or analogous instruments and net of cash and cash equivalents in excess of $50 million) at the date of determination to consolidated adjusted EBITDA for the four fiscal quarters ended on such date). We may elect interest periods, including of one, two, three or six months, for Eurodollar borrowings. The interest rate margins applicable to Eurodollar and alternate base rate Term Loans are (all on a per annum basis) as follows:

Consolidated Leverage Ratio	LIBO Rate Loans	ABR Loans
Greater than or equal to 3.00 to 1.0	2.250%	1.250%
Between 2.00 to 1.0 and 3.00 to 1.0	2.125%	1.125%
Between 1.50 to 1.0 and 2.00 to 1.0	2.000%	1.000%
Between 1.00 to 1.0 and 1.50 to 1.0	1.750%	0.750%
Less than 1.00 to 1.0	1.500%	0.500%

We paid an upfront fee in an amount averaging to 0.46% of the commitment to lenders providing a portion of the Term Loans.  In addition, we are required to pay a commitment fee in an amount equal to 0.275% per annum of the daily unused amount of the commitment of each lender providing a portion of the Term Loans, which will accrue from October 5, 2011 through the date on which the Term Loans are borrowed (or the commitment is terminated).

Except as noted below, the Term Loans require mandatory prepayments in circumstances consistent with the Existing Credit Facilities.  Mandatory prepayments will be applied, first, to repay any amounts outstanding under the Term Loans and any other incremental term loans that we may have outstanding in the future, in the manner and order selected by us, and after the Term Loans and any such incremental term loans have been repaid in full, second, to repay amounts (or cash collateralize letters of credit) outstanding under the global revolving credit facility and the domestic revolving credit facility (without reducing the commitments thereunder).    As with the Existing Credit Facilities, no prepayment is required generally to the extent the net proceeds are reinvested in permitted acquisitions, permitted investments or assets to be used in our business within 360 days of the receipt of such proceeds.  In addition, upon the incurrence of unsecured indebtedness in the form of a private or public note or bond issuance, the net proceeds of such indebtedness will be applied to the extent necessary to repay in full any amounts outstanding under the Term Loan X.

Consistent with the Existing Credit Facilities, we may voluntarily prepay the Term Loans, in whole or in part, without premium or penalty. Any prepayment of the Term Loans will be subject to reimbursement of the lenders’ breakage costs in the case of a prepayment of Eurodollar rate borrowings other than on the last day of the relevant interest period.

The Term Loans are guaranteed, secured, and subject to representations, warranties, covenants and events of default in a manner consistent with the Existing Credit Facilities.

Foreign Trade Facilities.  The Existing Credit Facilities include a foreign trade facility and bilateral foreign trade facilities, each available for performance letters of credit and guarantees, in an aggregate principal amount in various currencies up to the equivalent of $1.1 billion and $100 million, respectively.  As part of our modification of the Existing Credit Facilities, HSBC Bank plc provided a $100 million commitment to establish an additional bilateral foreign trade facility, thereby increasing the total bilateral trade facilities to an aggregate principal amount in various currencies up to the equivalent of $200 million.  Effective upon this increase in the bilateral foreign trade facilities, SPX reduced the foreign credit commitments on a pro rata basis under the foreign trade facility by an aggregate amount of $100 million, thereby reducing the foreign trade facilities to an aggregate principal amount in various currencies up to the equivalent of $1.0 billion.

Foreign Subsidiary Borrower.  We added a wholly-owned subsidiary of SPX as a foreign subsidiary borrower under the global revolving facility.  This provides us additional flexibility but does not change the amounts or other terms of such credit facility.

Other Amendments to Credit Agreement.  We also entered into a First Amendment to the Existing Credit Facilities to effect certain other amendments to the Existing Credit Facilities and to facilitate the Clyde Union Acquisition and the related financing.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Certain statements in this document, including any statements as to availability under credit facilities, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this document. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, dated as of October 5, 2011, among SPX Corporation, the Foreign Subsidiary Borrowers and Subsidiary Guarantors party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the lenders party thereto.

10.2	Incremental Facility Activation Notice (Incremental Term Loan A), dated as of October 5, 2011, from SPX Corporation to the Bank of America, N.A.

10.3	Incremental Facility Activation Notice (Incremental Term Loan X), dated as of October 5, 2011, from SPX Corporation to the Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: October 11, 2011	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President Finance, and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, dated as of October 5, 2011, among SPX Corporation, the Foreign Subsidiary Borrowers and Subsidiary Guarantors party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the lenders party thereto.

10.2	Incremental Facility Activation Notice (Incremental Term Loan A), dated as of October 5, 2011, from SPX Corporation to the Bank of America, N.A.

10.3	Incremental Facility Activation Notice (Incremental Term Loan X), dated as of October 5, 2011, from SPX Corporation to the Bank of America, N.A.